Exhibit 10.02
                               Praxair, Inc.
                     Severance Compensation Agreement


                                                          February 28, 1997





NAME
ADDRESS


Dear Mr. <E^><E^><E^><E^><E^><E^><E^><E^>:

     The Board of Directors (the "Board") of Praxair, Inc. ("Praxair") recognizes that the possibility of a Change in Control of Praxair exists, and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of Praxair or its majority-owned subsidiaries incorporated in the United States (hereinafter to be referred to collectively as the "Company").

     The Board of Praxair has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible Change in Control of Praxair.

     In order to induce you to remain in the employ of the Company and in consideration of your continued service to the Company, Praxair agrees that you shall receive the severance benefits set forth in this Severance Compensation Agreement ("Agreement") in the event your employment with the Company is terminated subsequent to a Change in Control under the circumstances described below.

     1.  DEFINITIONS.

          a. "CHANGE IN CONTROL" of Praxair means the occurrence of any one of the following events:

          (i) individuals who, on January 1, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 1997, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

          (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph
                 (iii));

          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business
                 Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company's assets.

                 Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; PROVIDED, THAT if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

          b.     "DATE OF TERMINATION" shall mean

          (i) in case employment is terminated for Total Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty
                 (30) day period), and

          (ii) in all other cases, the date specified in the Notice of Termination (which shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          c. "TOTAL DISABILITY" shall mean total physical or mental disability rendering you unable to perform the duties of your employment for a continuous period of six (6) months. Any question as to the existence of your Total Disability upon which you and the Company cannot agree shall be determined by a qualified physician not employed by the Company and selected by you (or, if you are unable to make such selection, it shall be made by any adult member of your immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to you shall be final and conclusive for all purposes of this Agreement.

          d. "GOOD REASON FOR RESIGNATION" shall mean, without your express written consent, any of the following:

          (i) a change in your status or position with the Company which in your reasonable judgment does not represent a promotion from your status or position immediately prior to the Change in Control, or the assignment to you of any duties or responsibilities or diminution of duties or responsibilities which in your reasonable judgment are inconsistent with your status or position with the Company in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of your employment for Cause, Retirement, or Total Disability shall not constitute Good Reason for Resignation;

          (ii) a reduction by the Company in the annual rate of your base salary as in effect immediately prior to the date of a Change in Control or as the same may be increased from time to time thereafter, or the Company's failure to increase  the  annual  rate  of your  base  salary  for  a calendar year in an amount at least equal to the percentage increase in base salary for all domestic employees of the Company with Severance Compensation Agreements in the preceding calendar year. Within three
                 (3) days after your request, the Company shall notify you of the average percentage increase in base salary for all such employees of the Company in the calendar year preceding your request;

          (iii) the Company's requiring you to be based outside of a fifteen (15) mile radius from where your office is located immediately prior to a Change in Control except for required travel on the Company's business to an extent substantially consistent with your business travel obligations immediately prior to a Change in Control;

          (iv) the failure by the Company to continue in effect any compensation plan in which you participate as in effect immediately prior to the Change in Control, including but not limited to the Retirement Program Plan for Employees of Praxair, Inc. and its Participating Subsidiary Companies and any of the Incentive Compensation Plans, compensation deferral plans, or any substitute plans adopted prior to the Change in Control, unless an arrangement satisfactory to you (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control;

          (v) the failure by the Company to continue to provide you with benefits at least as favorable as those enjoyed by you (and your dependents, if applicable) under any of the Company's pre-retirement and post-retirement life insurance, medical, health and accident, and disability plans or any other plan, program or policy of the Company intended to benefit employees in which you were participating immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you immediately prior to the Change in Control, or the failure by the Company to provide you with the number of annual paid vacation days to which you were annually entitled immediately prior to the Change in Control;

          (vi) the failure of the Company to obtain a satisfactory agreement from any Successor (as defined in Paragraph 4a hereof) to assume and agree to perform this Agreement, as contemplated in Paragraph 4a hereof;

          (vii) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements hereof; for purposes of this Agreement, no such purported termination shall be effective for any purpose except to constitute a Good Reason for Resignation.

          e. "INCENTIVE COMPENSATION AWARD" shall mean payment or payments under Incentive Compensation Plans.

          f. "INCENTIVE COMPENSATION PLANS" shall mean any variable compensation or incentive compensation plans maintained by the Company, including, but not limited to: (i) 1992 Praxair, Inc. Long Term Incentive Plan, (ii) 1992 Praxair, Inc. Variable Compensation Plan, (iii) Praxair, Inc. Profit Sharing Plan, (iv) 1996 Praxair, Inc. Senior Executive Performance Award Plan and (v) 1996 Praxair, Inc. Performance Incentive Plan.

          g. "NOTICE OF TERMINATION" shall mean a written notice as provided in Paragraph 9 hereof.

          h. "RETIREMENT" shall mean (1) voluntary retirement before your mandatory retirement age, if any, with an immediate, nonactuarially-reduced pension under the Company's Retirement Program (termination of your employment by you before your mandatory retirement age, if any, with Good Reason for Resignation shall not be deemed a Retirement for purposes of this Agreement even though you are eligible for and elect to receive an immediate, nonactuarially-reduced pension under the Company's Retirement Program) or (2) termination in accordance with any retirement arrangement other than under the Company's Retirement Program, which is established with your consent with respect to you or (3) mandatory retirement as set forth under the policy of the Company as it existed prior to the Change in Control or as agreed to by you following a Change in Control.

          i. "RETIREMENT PROGRAM" shall mean the Retirement Program Plan for Employees of Praxair, Inc. and its Participating Subsidiary Companies plus any excess or supplemental pension plans maintained by the Company.

          j. "TERMINATION FOR CAUSE" shall mean termination of your employment upon your willfully engaging in conduct demonstrably and materially injurious to the Company, monetarily or otherwise, provided that there shall have been delivered to you a copy of a resolution duly adopted by the unanimous affirmative vote of the entire membership of the Board of the Company at a meeting of the Board of the Company called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board of the Company), finding that in the good faith opinion of the Board of the Company you were guilty of the conduct set forth and specifying the particulars thereof in detail.

For purposes of this Paragraph 1j, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by you in good faith and in the best interests of the Company.

     2.   COMPENSATION UPON TERMINATION  OR  WHILE  DISABLED.   Following a
Change in Control of Praxair you shall be entitled to the following benefits:

          a. TERMINATION OTHER THAN FOR CAUSE, RETIREMENT, DEATH OR TOTAL DISABILITY; TERMINATION BY YOUR RESIGNATION WITH GOOD REASON FOR RESIGNATION. If your employment by the Company shall be terminated subsequent to the Change in Control and during the term of this Agreement
(a) by the Company other than for Cause, Retirement, Death or Disability or
(b) by you for Good Reason for Resignation, then you shall be entitled to the benefits provided below, without regard to any contrary provision of any plan:

          (i) ACCRUED SALARY. The Company shall pay you, not later than the fifth day following the Date of Termination, your full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or at the rate in effect immediately prior to a Change in Control, if such amounts were higher).

          (ii) ACCRUED INCENTIVE COMPENSATION. The Company shall pay you, not later than thirty (30) days following your Date of Termination, the amount of your Accrued Incentive Compensation. If the Date of Termination is after the end of a Variable Compensation Year, but before Incentive Compensation for said Variable Compensation Year has been paid, the Company shall pay you as Incentive Compensation for that Variable Compensation Year the greatest of: (a) an amount that bears the same ratio to your total base salary in said Variable Compensation Year as the Incentive Compensation paid to you during the immediately prior Variable Compensation Year bears to your base salary for said prior Variable Compensation Year, (b) an amount that bears the same ratio to your base salary for such Variable Compensation Year as the Incentive Compensation paid to you during the three (3) immediately prior Variable Compensation Years bears to your base salary for said three (3) prior years, (c) the amount of your target variable compensation payment for such Variable Compensation Year, or (d) the average amount of Incentive Compensation, as a percentage of base compensation, paid to other executives of the Company at the same grade level as yourself.

                 In addition, if the Date of Termination is other than the first day of a Variable Compensation Year, the Company shall pay you, as Incentive Compensation for the Variable Compensation Year in which the Date of Termination occurs, the greatest of: (a) an amount that bears the same ratio to your total base salary earned (up to the Date of Termination) in said Variable Compensation Year as the Incentive Compensation paid to you during the immediately prior Variable Compensation Year bears to your base salary for said prior Variable Compensation Year, (b) an amount that bears the same ratio to your total base salary earned (up to the Date of Termination) for such Variable Compensation Year as the Incentive Compensation paid to you during the three (3) Variable Compensation Years immediately prior to such Variable Compensation Year bears to your base salary for said three (3) prior years, or (c) the amount of your target variable compensation payment for such Variable Compensation Year multiplied by a fraction, the numerator of which is the total number of days which have elapsed in the current Variable
                 Compensation Year to the Date of Termination, and the denominator of which is three hundred sixty-five (365). Such payment shall be made to you not later than thirty
                 (30) days after the Date of Termination.

                 If there is more than one Incentive Compensation Program, your accrued Incentive Compensation under each Program shall be determined individually for that Program.

                 For the purpose of determining the amount of your Accrued Incentive Compensation under this Paragraph 2a(ii), you will be deemed to have been paid the full amount of all prior variable and incentive compensation, whether or not such award was includible in your gross income for Federal Income tax purposes.

                 For the purpose of this Paragraph 2a(ii), "Incentive Compensation Program" means any of the Incentive
                 Compensation Plans defined in Paragraph 1f and any other plan or program for the payment of incentive compensation, variable compensation, bonus, benefits or awards for which you were, or your position was, eligible to participate; "Incentive Compensation" means any compensation, variable compensation, bonus, benefit or award paid or payable under an Incentive Compensation Program; and "Variable Compensation Year" means a calendar or fiscal plan year of an Incentive Compensation Program.

          (iii) INSURANCE COVERAGE. The Company shall arrange to provide you (and your dependents, if applicable) with life, disability, accident and health insurance benefits substantially equivalent to those which you are receiving or entitled to receive immediately prior to the Change in Control of the Company. Such insurance benefits shall be provided to you for the longer of (x) thirty six (36) months after such Date of Termination or (y) the period during which such insurance benefits would have been provided to you, as a terminated employee, under the applicable life insurance, medical, health and accident and disability insurance plans of the Company in effect immediately prior to the Change in Control of the Company (except that after a period of thirty six (36) months, such insurance benefits shall be provided to you on the same financial terms and conditions as provided for under the respective plans).

                 Should it be determined that any of the medical benefits to be provided to you under this subsection (iii) could be included in your gross income for federal, state or local tax purposes, then the following shall apply:

                 (a) If you are retirement eligible on your Date of Termination, then you shall participate in the Company's medical benefit plans as if you retired from the Company on your Date of Termination, except that the Company shall provide such medical coverage at no cost to you for three
                 (3) years following your Date of Termination and thereafter, you shall participate therein on the same terms as other retired employees;

                 (b) If you are not eligible for retirement upon your Date of Termination, you will no longer continue to participate in the Company's medical benefit plans and (i) the Company shall provide you with a cash payment in an amount equal to the amount required by you to pay for coverage under COBRA for the first eighteen (18) months following your loss of medical coverage, and thereafter, (ii) the Company shall, for the subsequent eighteen (18) months, purchase for you, at its cost, a policy of medical insurance providing benefits substantially similar to the benefits you would have received under the Company's medical benefit plans.

          (iv) RETIREMENT BENEFITS. The Company shall pay you, at the time you are entitled to be paid a retirement pension under the Retirement Program, a retirement pension equal to the greater of (x) an amount computed in accordance with the terms of the Retirement Program in effect immediately prior to the Change in Control of Praxair and as if those terms were in effect on the Date of Termination, or (y) an amount computed in accordance with the terms of the Retirement Program in effect immediately prior to the Date of Termination, in either case less the amount of retirement pension actually to be paid to you under the Retirement Program. In computing the amounts of your retirement pension under clauses (x) and (y) of this Paragraph 2a(iv), three years shall be added to your actual age and to your actual Company Service Credit under the Retirement Program so that your retirement pension under clauses (x) and (y) will be the amount it would have been if you had been three years older than you actually were, and had three years more Company Service Credit than you actually had, on the Date of Termination.

                 If  for  any reason, the benefits under this  subparagraph
                 (iv) cannot be paid under the tax-qualified portion of the Retirement Program, the Company shall provide such benefits to you through the purchase, and delivery to you, of a non-qualified annuity from an insurance company, or you may elect to receive a lump sum payment for the benefits under this subparagraph (iv), calculated under such one of the following options as would produce the highest lump sum payment: (a) calculated under the same factors (interest rate and mortality) as lump sum payments were made under the Company's Supplemental Retirement Income Plan and Equalization Benefit Plan in effect immediately prior to a Change in Control, (b) calculated under the same factors (interest rate and mortality) as lump sum payments are made under the Company's Supplemental Retirement Income Plan and Equalization Benefit Plan, or other similar plans, as in effect on the Date of Termination, or (c) calculated under the same factors (interest rate and mortality) as lump sum payments would have been calculated under the Company's
                 Supplemental Retirement Income Plan and Equalization Benefit Plan on the Date of Termination, if such factors were determined using the same methodology as such plans used prior to the Change in Control.

          (v) OUTPLACEMENT COUNSELING. The Company shall make available to you, at the Company's expense, outplacement counseling. You may select the organization that will provide the outplacement counseling, however, the Company's obligation to provide you benefits under this subsection (v) shall be limited to $35,000.

          (vi) FINANCIAL COUNSELING. The Company shall, within 30 days of the Date of Termination, make available to you three individual financial counseling sessions, of at least two hours each and at times and locations that are convenient to you, with a nationally recognized financial counseling firm. The financial counseling firm may also provide you with tax counseling and tax preparation services. You may select the organization that will provide the financial and tax counseling, however, the Company's obligation to provide you benefits under this subsection (vi) shall be limited to $10,000. At the financial counseling sessions, the financial counseling firm shall provide you with detailed financial advice that is tailored to your particular personal and financial situation. The Company shall specify to you the information regarding your personal and financial situation that you must provide to the financial counseling firm in order for the firm to provide the counseling services required by this Section 2(a)(vi). The Company shall take all reasonable and appropriate measures to assure that the financial counseling firm preserves the confidentiality of all information conveyed by you to the counseling firm.

          (vii) SEVERANCE PAYMENT. The Company shall pay as severance pay to you, not later than the fifth day following the Date of Termination, a lump sum severance payment (the "Severance Payment") equal to three (3) times the sum of the following:

                 (a) the greater of your annual base compensation which was payable to you by the Company immediately prior to the Date of Termination and your annual base compensation which was payable to you by the Company immediately prior to a Change in Control, whether or not such annual base compensation was includible in your gross income for Federal income tax purposes; plus

                 (b) the greater of: (y) the amount of your most recent Incentive Compensation Award received prior to the Date of Termination, or, if higher, the amount of your most recent Incentive Compensation Awards received prior to the Change in Control, whether or not such bonus or award was includible in your gross income for Federal Income tax purposes, or (z) an amount that bears the same ratio to your annual base salary in effect immediately prior to the Date of Termination, or, if higher, your annual base salary in effect immediately prior to the Change in Control, as the Incentive Compensation paid to you during the three (3) immediately prior Incentive Compensation Years bears to your base salary for said three (3) prior years; plus

                 (c) the greater of the value, as determined by the Company at the time of the grant, attributable to any stock options awarded to you by the Company at the most recent date of grant of stock options prior to the Date of Termination and the value, as determined by the Company at the time of grant, attributable to any stock options awarded to you by the Company at the most recent date of grant of stock options prior to a Change in Control. In determining such value, the number of stock options awarded to you shall be multiplied by the value ascribed to a stock option by the Company using the Black-Scholes method or other similar methodology. If at the time of either of such grants it is specified in writing that the grant covers a period of more than one year, then the value of such grant as determined above shall be annualized by dividing such value by the number of years (or part thereof) the grant is specified to cover; plus

                 (d) the greater of the value, as determined by the Company at the time of the grant, attributable to the grant to you by the Company of performance or restricted stock of the Company at the most recent date of grant prior to the Date of Termination and the value, as determined by the Company at the time of grant, attributable to the grant to you by the Company of performance or restricted stock of the Company at the most recent date of grant prior to a Change in Control. If at the time of either of such grants it is specified in writing that the grant covers a period of more than one year, then the value of such grant as determined above shall be annualized by dividing such value by the number of years (or part thereof) the grant is specified to cover. In determining such annualized value, the number of shares of performance or restricted stock awarded to you shall be multiplied by the closing price of the common stock of the Company on the New York Stock Exchange-Composite Transactions on the date of grant.

                 The Severance Payment shall not be reduced to the extent the Company could not properly deduct amounts paid pursuant to Paragraph 2a(i) through 2a(vii) hereof or otherwise pursuant to section 280G of the Code.

          (viii) PAYMENT OF TAXES.

                 (a) For purposes of this subparagraph (viii), the following terms shall have the following meanings:

                         (I) PAYMENT shall mean any payment or distribution (or acceleration of benefits) by the Company to or for your benefit (whether paid or payable or distributed or distributable (or accelerated) pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this subsection
                              (viii)). In addition, Payment shall mean the amount of income deemed to be received by you as a result of the acceleration of the exercisability of any of your options to purchase stock of the Company or the acceleration of the lapse of any restrictions on performance stock or restricted stock of the Company held by you.

                         (II) EXCISE  TAX shall mean the excise tax imposed
                              by Section 4999 of the Code, or any interest or penalties incurred by you with respect to such excise tax.

                         (III) INCOME TAX shall  mean  all taxes other than
                              the Excise Tax (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes imposed by any federal (including (i) FICA and medicare taxes, and (ii) the loss of any federal deductions or exemptions which would have been available to you but for receipt of the Payment), state, local, commonwealth or foreign government.

                 (b) In the event it shall be determined that a Payment would be subject to an Excise Tax, then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of Income Tax and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                 (c) All determinations required to be made under this subsection (viii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and to you within fifteen (15) business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the Change in Control, you may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this subsection (viii), shall be paid by the Company to you within ten
                         (10) days of your receipt of the Payment. If the Accounting Firm determines that no Excise Tax is payable by you, you may request the Accounting Firm to furnish you with a written opinion that failure to report the Excise Tax on your applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section (viii)(d) and you thereafter are required to make payment of any Excise Tax or Income Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for your benefit.

                 (d) You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or the Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after you are informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

                         (1) give the Company any information reasonably requested by the Company relating to such claim,

                         (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                         (3) cooperate with the Company in good faith in order effectively to contest such claim, and

                         (4) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or Income Tax imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section
                              (viii)(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs you to pay such claim and sue for a refund, the Company shall advance the amount of such payment to you on an interest-free basis and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or Income Tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 (e) If, after the receipt by you of an amount advanced by the Company pursuant to Section (viii)(d), you become entitled to receive, and receive, any refund with respect to such claim, you shall (subject to the Company's complying with the requirements of Section (viii)(d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by you of an amount advanced by the Company pursuant to Section (viii)(d), a determination is made that you shall not be entitled to any refund with respect to such claims and the Company does not notify you in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

          (ix) NO DUTY TO MITIGATE. You shall not be required to mitigate the amount of any payment provided for in this Paragraph 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit as provided for be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise except as specifically provided herein. However, notwithstanding the foregoing, should you become reemployed in a job which (a) offers medical plan benefits which are equal to or greater than the medical plan benefits provided to you under subsection 2(a)(iii), and
                 (b) such medical plan benefits are offered to you at no cost, you shall no longer be eligible to receive medical plan benefits under this Agreement.

          b. PAYMENTS WHILE DISABLED. During any period prior to the Date of Termination and during the term of this Agreement that you are unable to perform your full-time duties with the Company, whether as a result of your Total Disability or as a result of a physical or mental disability that is not total or is not permanent and therefore is not a Total Disability, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all other compensation and benefits that are payable or provided under the Company's benefit plans, including its disability plans. After the Date of Termination, your benefits shall be determined in accordance with the Company's Retirement Program, insurance and other applicable programs. The compensation and benefits, other than salary, payable or provided pursuant to this Paragraph 2b shall be the greater of (x) the amounts computed under the Retirement Program, disability benefit plans, insurance and other applicable programs in effect immediately prior to a Change in Control of Praxair and (y) the amounts computed under the Retirement Program, disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid.

          c. PAYMENTS IF TERMINATED FOR CAUSE, OR BY YOU EXCEPT WITH GOOD REASON. If your employment shall be terminated by the Company for Cause or by you other than with Good Reason for Resignation, the Company shall pay you your full base salary and accrued vacation pay then in effect through the Date of Termination, at the rate in effect at the time Notice of Termination is given plus any benefits or awards which have been earned or become payable but which have not yet been paid to you. You shall receive any payment due under this subsection c. on your Date of Termination. Thereafter the Company shall have no further obligation to you under this Agreement.

          d. AFTER RETIREMENT OR DEATH. If your employment shall be terminated by your Retirement, or by reason of your death, your benefits shall be determined in accordance with the Company's retirement and insurance programs then in effect.

     3. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1998; provided, however, that commencing on January 1, 1999 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or you shall have given notice that it or you do not wish to extend this Agreement. Notwithstanding any such notice by the Company or you not to extend the Agreement, if a Change in Control shall have occurred:

          (a) during the original or extended term of this Agreement or,

          (b) after this Agreement has been terminated, but within twelve months after such notice to terminate the Agreement is given by the Company,

the attempted termination of the Agreement shall be deemed ineffective and this Agreement shall continue in effect. In any event, the term of this Agreement shall expire on the second (2nd) anniversary of the date of the Change in Control. This Agreement shall terminate if your employment is terminated by you or the Company prior to a Change in Control.

     4.   SUCCESSORS; BINDING AGREEMENT.

          a. SUCCESSORS OF THE COMPANY. The Company will require any Successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree, by an agreement in form and substance satisfactory to you, to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assent at least five business days prior to the time a person becomes a Successor (or where the Company does not have at least five business days advance notice that a person may become a Successor, within three business days after having notice that such person may become or has become a Successor) shall constitute Good Reason for Resignation by you and, if a Change in Control of the Company has occurred or thereafter occurs, shall entitle you immediately to the benefits provided in Paragraph 2a hereof upon delivery by you of a Notice of Termination which the Company, by executing this Agreement, hereby assents to. For purposes of this Agreement, "Successor" shall mean any person that purchases all or substantially all of the assets of the Company or the Surviving Corporation (and Parent Corporation, if applicable) or obtains or succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of voting securities of the Company or by acquisition of rights to vote voting securities of the Company or otherwise, including but not limited to any person or group that acquires the beneficial ownership or voting rights described in Paragraph 1a(ii).

          b. YOUR SUCCESSOR. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die following your Date of Termination while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

     5. COVENANT NOT TO COMPETE. In consideration for this Agreement, you agree that at all times within a three (3) year period following your Date of Termination, that you will not, as a principal, agent, employee, employer, consultant, stockholder (other than an owner of less than 5% of the stock of a publicly traded company), investor, director or co-partner of any person, firm, corporation or business entity other than the Company, or in any individual representative capacity whatsoever, directly or indirectly, without the express prior written consent of the Company:

          (a) engage or participate in any business whose products or services are competitive with the business of the Company as it existed prior to a Change in Control;

          (b) aid or counsel any other person, firm, corporation or business entity to do any of the above;

          (c) approach, solicit business from, or otherwise do business or deal with any person, partnership, firm, corporation or other entity that at the time of your Date of Termination is a present client of the Company or which has been a client of the Company during your employment by the Company in connection with any product or service competitive to any provided by the Company as described in section 5(a) above.

     6. RELATIONSHIP TO OTHER AGREEMENTS. To the extent that any provision of any other agreement between the Company and you shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

     7. NATURE OF PAYMENTS. All payments to you under this Agreement shall be considered either payments in consideration of your continued service to the Company or severance payments in consideration of your past service to the Company.

     8. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9.   COUNTERPARTS.   This  Agreement  may  be   executed   in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. NOTICE. Any purported termination of this Agreement by the Company or by you following a Change in Control shall be communicated to the other party by a Notice of Termination. A Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Praxair with a copy to the Secretary of Praxair or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     11. FEES AND EXPENSES. Praxair shall pay all legal fees and related expenses incurred by you as a result of your termination following a Change in Control or by you in seeking to obtain or enforce any right or benefit provided by this Agreement (including all fees and expenses, if any, incurred in contesting or disputing any such termination or incurred by you in seeking advice in connection therewith).

     12.  SURVIVAL.   The  respective obligations of, and benefits afforded
to, the Company and you as provided in Paragraphs 2, 4, 5, 6, 10 and 11 of this Agreement shall survive termination of this Agreement.

     13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut.

     15.  AMENDMENT.   No  amendment  to  this Agreement shall be effective
unless in writing and signed by both you and the Company.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                              Sincerely,

                              PRAXAIR, INC.



                              By:


                              Title:


Agreed to this    day
of            , 1997




                                    -1-